AMENDMENT NUMBER ONE
                                     to the

                         POOLING AND SERVICING AGREEMENT
                                 Series 2004-AC4
                           Dated as of August 1, 2004
                                      among
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC,
                                    Depositor
                            EMC MORTGAGE CORPORATION,
                              as Seller and Company
                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                  Master Servicer and Securities Administrator
                                       and
                   U.S. BANK NATIONAL ASSOCIATION, as Trustee


         This AMENDMENT NUMBER ONE is made and entered into this 19th day of November, 2004, by and among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as company (in such capacity, the "Company"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the "Trustee"), in connection with the Pooling and Servicing Agreement dated as of July 1, 2004 among the above mentioned parties (the "Agreement"), and the issuance of Asset-Backed Certificates, Series 2004-AC4. This amendment is made pursuant to Section 12.01 of the Agreement.

                               W I T N E S S E T H

         WHEREAS, the Depositor, the Master Servicer, the Seller, the Company, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement.

         WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions contained in the Pooling and Servicing Agreement, (including to give effect to the expectations of investors), subject to the conditions specified in Section 12.01;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms.



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         For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         SECTION 2. The Amendment.

                  (a) Section 6.04(a) of the Pooling and Servicing Agreement is hereby amended effective as of the date hereof by deleting clause SECOND of such subsection in its entirety and replacing it with the following:

                  SECOND, the Principal Distribution Amount for any Distribution Date shall be distributed to the Offered Certificates (other than the Class A-6 Certificates), on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances thereof have been reduced to zero; provided, however that the pro rata allocation of the Principal Distribution Amount to the Class A-3 Certificates and Class A-4 Certificates shall be based on the total Certificate Principal Balance of the Class A-3 Certificates and Class A-4 Certificates, but shall be distributed to the Class A-3 Certificates and the Class A-4 Certificates on a sequential basis, in that order, until the Certificate Principal Balances of the Class A-3 Certificates and Class A-4 Certificates have been reduced to zero.

         (b) Section 1.01 of the Pooling and Servicing Agreement is hereby amended effective as of the date hereof by deleting the definition of Reference Bank Rate in its entirety and replacing it with the following:

         REFERENCE BANK RATE: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A-5, Class M-1, Class M-2 and Class B Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-5, Class M-1, Class M-2 and Class B Certificates for such Accrual Period.

         (c) Section 6.09 of the Pooling and Servicing Agreement is hereby amended effective as of the date hereof by deleting the last sentence in its entirety and replacing it with the following:

         On the July 2009 Distribution Date, the Trustee shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the holders of the Class P Certificates in reduction of the Certificate Principal Balance thereof.

         SECTION 3. Effect of Amendment.

         Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         SECTION 4. Binding Effect.

         The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee.

         SECTION 5. Governing Law.

         This Amendment shall be construed in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

         SECTION 6. Severability of Provisions.

         If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

         SECTION 7. Section Headings.

         The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 8. Counterparts.

         This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                            [signature pages follow]


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


         IN WITNESS WHEREOF, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                           BEAR STEARNS ASSET BACKED SECURITIES
                                           I LLC
                                                    as Depositor

                                           By: /s/ Baron Silverstein
                                              ----------------------------------
                                           Name:   Baron Silverstein
                                           Title:  Vice President

                                           EMC MORTGAGE CORPORATION,
                                                    as Seller and Company

                                           By: /s/ Dana Dillard
                                              ----------------------------------
                                           Name:   Dana Dillard
                                           Title:  Senior Vice President

                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION,
                                                    as Securities Administrator
                                                    and Master Servicer

                                           By: /s/ Stacey Taylor
                                              ----------------------------------
                                           Name:   Stacey Taylor
                                           Title:  Assistant Vice President

                                           U.S. BANK NATIONAL ASSOCIATION, as
                                                    Trustee


                                           By: /s/ Vaneta Bernard
                                              ----------------------------------
                                           Name:   Vaneta I. Bernard
                                           Title:  Vice President


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